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                                                                    EXHIBIT 10.5

                         AUTHORIZED RESELLER AGREEMENT


This agreement is executed by and between SAGE INC and REPTRON ELECTRONICS, "Authorized Reseller" for FLAT PANEL CONNECTIVITY PRODUCTS.

The parties agree as follows:

1.   AUTHORIZATION

     The above named Authorized Reseller has been appointed on a non-exclusive basis for the distribution, resale, service and promotion of SAGE INC products. SAGE INC reserves the right to appoint additional distributors and to sell directly or through its agents in the market area as it deems necessary for effective market coverage.

2.   PRICES AND TERMS

     Subject to written order acceptance, SAGE INC agrees to sell, and Authorized Reseller agrees to purchase, the products at prices set forth in the SAGE INC authorized distributor net price schedule ("Distributor Schedule"), F.O.B. shipping point, net 30 days, on SAGE INC terms and conditions of sale, both as in effect at the time Authorized Reseller's orders are received by SAGE INC at its offices in SANTA CLARA, CALIFORNIA (city & state). Price changes will only be made upon 30 days prior written notice to Authorized Reseller. In the event of a price decrease, Authorized Reseller will receive credit to the extent of the decrease for SAGE INC product on its shelf on the date the price decrease notification is effective, provided a complete inventory of such products is received by SAGE INC on or before the 15th day after effective date. Any invoice not paid within 30 days will be assessed on interest charge at the rate of 2% per month on the outstanding balance (24% per year) or the highest rate allowed by law, whichever is less.

3.   AUTHORIZED RESELLER RESPONSIBILITIES

     Authorized Reseller shall use its best efforts to promote and develop the market for the sale of the products, and to that end shall maintain a suitable place of business and an adequate stock of SAGE INC products to meet promptly and efficiently the normal requirements of its customers. The same shall include a reasonable display and inventory space.


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4.   ____________________ ASSISTANCE

     SAGE INC shall (i) make available to Authorized Reseller inventory adjustment privileges, sales and promotional literature, catalogs and seminars, along with other assistance as set forth in SAGE INC's Authorized Reseller Policy and Procedures Agreement; (ii) encourage customers to place orders with distributors; (iii) keep Authorized Reseller advised of changes in SAGE INC sales policies affecting Authorized Reseller operations.

5.   WARRANTY

     All products sold in accordance with this agreement shall be subject to the warranty set forth in the SAGE INC standard terms and conditions of sale in effect at the date of receipt of any order by SAGE INC. Presently, SAGE INC warrants its products under normal use and service for a period of one year (based on either the product date code or proof of purchase) whichever is later.

6.   RELATIONSHIP OF PARTIES

     Nothing herein shall be construed as constituting Authorized Reseller an agent or legal representative of SAGE INC, or to create in Authorized Reseller any right or authority to incur any obligations on behalf of SAGE INC, or to bind SAGE INC in any way. Orders are not binding upon SAGE INC until received, accepted and approved in writing by SAGE INC.

7.   DURATION OF AGREEMENT

     Term of this agreement shall commence upon date of execution by both parties and shall continue in effect until terminated as provided below. This agreement may be terminated by either party upon 30 days prior written notice, with or without cause, to the other party's last known address by registered mail, return receipt requested, postage prepaid. In the event of Authorized Reseller insolvency or bankruptcy, assignment for the benefit of creditors, receivership, dissolution or institution of proceedings for reorganization, attachment of assets lasting more than 30 days, or breach of obligations under this agreement, SAGE INC shall be deemed to have terminated this agreement for cause. If SAGE INC so terminates for cause, the termination notice shall specify in reasonable detail the reasons therefore.

8.   THIS DISTRIBUTORSHIP IS AT WILL

     No right to be an Authorized Reseller to any geographical area or specific sales is granted or created hereby. Said Reseller rights are granted solely at the unilateral


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     discretion and determination of SAGE INC and no proprietary, continuing or other rights of any kind are created in the Authorized Reseller or this agreement.

9.   REPURCHASE OF PRODUCTS

     Upon termination of this Agreement, SAGE INC shall repurchase unused products in Authorized Resellers inventory and Authorized Reseller agrees to sell the same to SAGE INC as follows:

     A. In the event SAGE INC exercises its right to terminate this Agreement pursuant to the 30 days notice option, it shall repurchase all returnable SAGE INC products sold to Authorized Reseller under this agreement which are on hand, unsold by Authorized Reseller and in merchantable condition at the termination date, at either the maximum discount as shown on the then current Distributor Schedule or at prices shown on the original invoice for the products, whichever is less.

     B. In the event Authorized Reseller terminates this Agreement or SAGE INC terminates the Agreement for cause (ref: No. 7 "Duration of Agreement"), SAGE INC will repurchase all or part of the products at either of the prices as set forth in paragraph A above, less 15% restocking and inspection charge, and issue credit against all unpaid invoices by Authorized Reseller or refuse such purchase in whole or in part.

10.  CONFIDENTIALITY

     Authorized Reseller agrees to maintain confidential all information provided to it by SAGE INC and identified as confidential, and, upon request, to return to SAGE INC all such confidential information in its possession. Price lists, policy information, and amounts and nature of purchase by customers are conclusively agreed and understood to be confidential and trade secrets, protected information. Customer lists are not exclusive to either SAGE INC or Authorized Reseller. However, Authorized Reseller specifically agrees not to disclose, use, or utilize in any way, shape or form, directly or indirectly, any of the confidential information, including but not limited to, price lists which SAGE INC or its representatives may provide to Authorized Reseller.


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11.  ASSIGNMENT

     This Agreement may not be assigned in whole or in part by Authorized Reseller without prior written consent of SAGE INC. No proprietary or any other rights attached hereto and no assignment is deemed appropriate or possible.

12.  GOVERNING LAW

     This Agreement shall be governed by and interpreted in accordance with the laws of the State of California. The parties hereto specifically agree that the proper place for venue for any legal action, judicial, administrative, through arbitration or otherwise, shall be Irvine, California.

13.  ATTORNEY FEES

     In the event of any action instituted between the parties in connection with this Agreement, the prevailing party shall be entitled from the losing party all the prevailing party's costs and expenses including without limitation court costs and reasonable attorney fees.

14.  ENTIRE AGREEMENT

     This Agreement constitutes the entire Agreement between the parties with respect to the subject matter of this Agreement. No additions to or modifications of any provisions contained in this Agreement shall be effective unless fully set forth in a writing signed by all parties.


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15.  AUTHORIZED RESELLER ACKNOWLEDGEMENT

Authorized Reseller acknowledges receipt and review of a copy of this Authorized Reseller Policy, Procedures and Agreement (15 pages), and Authorized Reseller agrees to the terms and conditions of said documents.

Authorized Reseller further understands that failure to comply with or conduct its (Authorized Reseller's) business within such guidelines and/or this Agreement, provides SAGE INC with a basis for termination for cause.


             SAGE INC                             Reptron Electronics, Inc.
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                                             Authorized Reseller


/s/  CHANDRASHEKAV REDDY                     /s/  R. GORDON SARGENT
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By (Signature)                               By (Signature)



       CHANDRASHEKAV REDDY                            R. Gordon Sargent
-----------------------------------          -----------------------------------
Print Name                                   Print Name

                                                     Director of Corporate
            PRESIDENT                                  Product Marketing
-----------------------------------          -----------------------------------
Title                                        Title


            11/27/96                                 November 14, 1996
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Date                                         Date:



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